UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 22, 2024

Date of Report (Date of earliest event reported)

HHG Capital Corporation

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-40820	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Commonwealth Lane #03-20, Singapore	149544
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 6659 1335

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units	HHGCU	NASDAQ Capital Market
Ordinary Shares	HHGC	NASDAQ Capital Market
Warrants	HHGCW	NASDAQ Capital Market
Rights	HHGCR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 22, 2024, HHG Capital Corporation (“Company”) received a written notice (the “Notice”) from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that, as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 (the “Form 10-Q”), the Company is not in compliance with Nasdaq Listing Rules (the “Rules”), which requires listed companies to timely file all periodic financial reports with the U.S. Securities and Exchange Commission (the “SEC”). Under the Rules, the Company has 60 calendar days to submit a plan to regain compliance. If the plan is accepted by Nasdaq, the Company can be granted up to 180 calendar days from the Form 10-Q due date, or until November 18, 2024, to regain compliance. The Company anticipates filing the Form 10-Q on or before June 14, 2024.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2024	HHG Capital Corporation

	By:	/s/ Chee Shiong (Keith) Kok
	Name:	Chee Shiong (Keith) Kok
	Title:	Chief Executive Officer

3